Exhibit 10.4

1 World Trade Center, 85th Floor New York, NY 10007 USA +1.212.220.8780 mikes@drone1usa.com www.drone1usa.com

Joint Venture Agreement between Drone USA and Brvant

For two million shares of Drone USA (that represents XX%) and One million dollars cash paid over a period to be defined at a later date, Drone USA will acquire the following:

1 – Drone USA acquires commercial rights and privileges to BRVANT and all its employees' technology and Intellectual Property.

2 – Drone USA gets exclusive export and representation rights.

3 – Drone USA has the option for no extra cost to acquire as much BRVANT as it can without jeopardizing Brazilian government contracts, if Rodrigo Kuntz and Michael Bannon feel that would be in the best interest of Drone USA and BRVANT.

4 – Drone USA has the preference to acquire full ownership of BRVANT if Rodrigo Kuntz and Michael Bannon feel that would be in the best interest of Drone USA and BRVANT.

All terms and conditions will be defined in a separate document.

/s/ Rodrigo Kuntz
Rodrigo Kuntz (CEO Brvant)

/s/ Michael Bannon
Michael Bannon (CEO Drone USA)

Confidential